UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2008.

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana	70401
(Address of principal executive office)	(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 – Material Impairments.

First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc. (“the Company”), recorded a third quarter 2008 other than temporary impairment (OTTI) charge of $3.9 million before tax, $2.6 million net of tax effect, related to security positions in FNMA (“Fannie Mae”) preferred equity, FHLMC (“Freddie Mac”) preferred equity, debt securities issued by Lehman Brothers Holdings and Washington Mutual Bank, and asset-backed securities issued by TRAPEZA and ALESCO.  At September 30, 2008, the Company and First Guaranty Bank exceed the requirements to be considered well-capitalized under regulatory standards.

On September 7, 2008 the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the FHFA was putting Fannie Mae and Freddie Mac under conservatorship and giving management control to their regulator, the FHFA. Key provisions of the U.S. Government’s Plan announced to date were as follows:

•	Dividends on Fannie Mae and Freddie Mac common and preferred stock were eliminated.
•	Fannie Mae and Freddie Mac will be required to reduce their mortgage portfolios over time.
•
The U.S. Government agreed to provide equity capital to cover mortgage defaults in return for $1 billion of senior preferred stock in Fannie Mae and Freddie Mac and warrants for the purchase of 79.9% of the common stock of Fannie Mae and Freddie Mac.

•
The U.S. Government also announced that the U.S. Treasury would provide secured loans to Fannie Mae and Freddie Mac as needed until the end of 2009 and that the U.S. Treasury plans to purchase mortgage backed securities from Fannie Mae and Freddie Mac in the open market.

At September 30, 2008, First Guaranty Bank had three securities totaling $3,046,000, on a cost basis, of preferred stock of Fannie Mae and Freddie Mac which had unrealized losses of $1,991,000 and $1,010,000, respectively, debt securities totaling $727,000 and $240,000 issued by Lehman Brothers and Washington Mutual which had unrealized losses of $634,000 and $239,000, respectively.  The Bank also owns $510,000 and $739,000 in asset backed securities issued by TRAPEZA and ALESCO (CDOs) which had unrealized losses of $485,000 and $628,000, respectively.  The impact of the above actions and concerns in the market place about the future value of the preferred stock of Fannie Mae and Freddie Mac, as well as the bankruptcy of Lehman Brothers, the acquisition of Washington Mutual by J.P. Morgan and the material decrease in values in asset-backed securities due to the lack of trading has made it unclear when and if the value of these investments will improve in the future. Given the above developments, the Bank’s management and chairman of the board of directors met on October 14, 2008 to review the most recent developments and concluded that the Bank’s investment in the preferred stock, debt securities and asset-backed securities were other than temporarily impaired. Following a full board review of the foregoing on October 16, 2008, the Bank recorded a non-cash other-than-temporary impairment on these investments for the quarter ending September 30, 2008.

The OTTI charges recorded for the quarter ending September 30, 2008 totaled $3.9 million before tax and consisted of the following:

	Number			Unrealized Loss
Security Name	Owned	Security Type	Book Value	at 09/30/08	OTTI Charge

TRAPEZA	2	Asset-backed	$ 510,000	$ (485,000)	$ 34,000
ALESCO	3	Asset-backed	739,000	(628,000)	17,000
FNMA	2	Preferred Stock	2,020,000	(1,991,000)	1,991,000
FHLMC	1	Preferred Stock	1,026,000	(1,010,000)	1,010,000
Lehman Brothers	3	Corporate	727,000	(634,000)	634,000
Washington Mutual	1	Corporate	240,000	(239,000)	239,000
TOTAL	12		$ 5,262,000	$ (4,987,000)	$ 3,925,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)

Date: October 20, 2008	By:	/s/ Michele E. LoBianco
Michele E. LoBianco
Secretary and Treasurer (Principal Financial Officer)